UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Maquia Capital Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40380	85-4283150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Biscayne Boulevard, Suite 2406
Miami, FL	33132
(Address of Principal Executive Offices)	(Zip Code)

(305) 608-1395

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MAQCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	MAQC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	MAQCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on August 8, 2023, Maquia Capital Acquisition Corporation, a Delaware corporation (“Maquia”), Maquia Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of SPAC (“Merger Sub”), and Immersed Inc., a Delaware corporation (“Immersed”), entered into a business combination agreement (as amended, the “Business Combination Agreement”), pursuant to which Maquia and Immersed agreed to combine (the “Business Combination”).

On May 20, 2024, pursuant to Section 9.01(a) of the Business Combination Agreement, Maquia and Immersed entered into a Termination of Business Combination Agreement (“Termination Agreement”) pursuant to which the Business Combination Agreement was terminated effective as of May 20, 2024. Maquia intends to continue to identify and pursue a business combination with an appropriate target.

As a result of the mutual termination of the Business Combination Agreement, the Business Combination Agreement will be of no further force and effect. The mutual termination of the Business Combination Agreement also terminates and makes void the transaction agreements that were entered into in connection with the Business Combination Agreement, including the Stockholder Support Agreement dated August 8, 2023, by and among Immersed, Maquia and certain stockholders of Immersed, and the Sponsor Support Agreement dated August 8, 2023, by and among Immersed, Maquia Investments North America, LLC and the directors and officers of Maquia, as amended.

The foregoing descriptions of the Business Combination Agreement and the Termination Agreement are qualified in their entirety by the terms and conditions of the full text of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) by Maquia on August 10, 2023, including Amendment No. 1 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the SEC by Maquia on October 10, 2023, Amendment No. 2 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the SEC by Maquia on January 10, 2024, Amendment No. 3 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the SEC by Maquia on April 9, 2024, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01. Other Events.

Press Release Announcing the Termination of the Business Combination Agreement

On May 22, 2024, Maquia and Immersed issued a joint press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. As a result of the termination of the Business Combination Agreement, Maquia intends to withdraw its registration statement on Form S-4, as amended, initially filed with the SEC on November 9, 2023.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements are statements that are not historical facts and generally relate to future events or Maquia’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements, including the identification of a target business and a potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Maquia and its management, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Maquia’s annual report on Form 10-K, filed with the SEC on April 16, 2024, and in other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination of Business Combination Agreement, dated as of May 20, 2024, by and between Maquia Capital Acquisition Corporation and Immersed Inc.
99.1	Press Release dated May 22, 2024
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024

MAQUIA CAPITAL ACQUISITION CORPORATION

By:	/s/ Jeronimo Peralta
Name:	Jeronimo Peralta
Title:	Chief Financial Officer